                                                                    Exhibit 99.1

For information:  Scott Lamb
Telephone:  (713) 332-4751                                       August 20, 2003

               KAISER ALUMINUM CREDIT AGREEMENT AMENDMENT BECOMES
                                    EFFECTIVE

         HOUSTON, Texas, August 20, 2003 -- Kaiser Aluminum said the previously disclosed sixth amendment to its existing Credit Agreement has become effective.

         The sixth amendment increases availability by approximately $45 million and extends the term of the Credit Agreement by one year, to February 2005.
Although Kaiser is targeting emergence from Chapter 11 in 2004, the company had sought a full one-year extension of the Credit Agreement, in part, to provide customers and suppliers with assurance that financing is committed well into the future.

         Kaiser Aluminum Corporation (OTCBB:KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

                                      F-958

                  Company press releases may contain statements that constitute
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future results and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.